UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2006 (January 13, 2006)
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Ave., Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. Termination of a Material Definitive Agreement.

On November 4, 2005, the Company reported on Form 8-K that it had entered into a Services Agreement (the “CFO Agreement”) with Karen Rosolowski, a copy of which was filed as Exhibit 10.2 to that filing. Pursuant to the CFO Agreement, Ms. Rosolowski was to serve as Chief Financial Officer of the Company on a part time basis but was to become a full time employee at some point in the future. On January 13, 2006, the Company received Ms. Rosolowski’s resignation, which was accepted by the Company on January 18, 2006. As a result, the CFO Agreement has been terminated by Ms. Rosolowski pursuant to Section 6 contained therein.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 13, 2006, Ms. Karen Rosolowski resigned as the Chief Financial Officer of the Company effective immediately.

Mr. Alex Lightman, the Chief Executive Officer and Chairman of the Board of the Company, will act as the Principal Financial Officer until such time as a suitable replacement can be found.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED

By:	/s/ Alex Lightman
Chief Executive Officer, President, Principal Financial Officer and Chairman of the Board

January 23, 2006